Exhibit 10.1

FORM OF AMENDMENT

AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This AMENDMENT TO CONVERTIBLE PROMISSORY NOTE (the “Agreement”) is made and executed in Charlotte, North Carolina as of the 28th day of February, 2012, by and between                                          (“Lender”) and Nexxus Lighting, Inc., a Delaware corporation (“Borrower”).

Background

A. On December 21, 2009, Borrower executed and delivered to Lender a convertible promissory note (the “Promissory Note”) in the principal amount of                                               Dollars ($                                    ).

B. The Promissory Note was issued pursuant to that certain Preferred Stock Exchange Agreement dated as of October 29, 2009 (the “Exchange Agreement”).

C. Lender and Borrower desire to enter into this Agreement to amend certain provisions of the Promissory Note.

Agreement

NOW, THEREFORE, in consideration of the reasons set forth above and the mutual promises and covenants contained in this Agreement and the Promissory Note, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Promissory Note.

2. Amendment to Promissory Note.

2.1 Section 1 of the Promissory Note is hereby amended in its entirety to read as follows:

“1. Maturity Date. This Note will mature, and be due and payable in full, on June 30, 2013 (the “Maturity Date”).”

2.2 Section 2 of the Promissory Note is hereby amended in its entirety to read as follows:

“2. Interest. From and after the date of that certain Amendment to Convertible Promissory Note between Lender and Borrower, all outstanding principal of this Note will bear simple interest at the rate of ten percent (10%) per annum. Interest on the outstanding principal amount of this Note shall be due and payable on the Maturity Date.”

3. Exchange Agreement. To the extent that the provisions of the Promissory Note as amended by this Agreement conflict with any provisions of the Exchange Agreement, the provisions of the Promissory Note as amended by this Agreement shall control.

4. Miscellaneous.

4.1 The background paragraphs set forth above are incorporated herein and made a part hereof for all purposes.

4.2 Except as specifically amended hereby, the remaining terms and provisions of the Promissory Note shall not be affected by this Agreement and shall remain in full force and effect. The Promissory Note, as amended by this Agreement, is ratified and affirmed by Borrower and Lender in all respects.

4.3 This Agreement may be executed in any number of counterparts, each of which counterpart shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same instrument. The parties agree that signatures delivered via facsimile, electronic mail (including pdf) or other transmission method shall be deemed to have been duly and validly delivered, are true and valid signatures for all purposes hereunder and shall bind the parties to the same extent as that of original signatures.

4.5 The term Promissory Note as used in this Agreement, and all instruments and agreements executed thereunder, shall for all purposes refer to such instruments and agreements, respectively, as amended by this Agreement.

IN WITNESS WHEREOF, the Borrower and Lender have executed and delivered this Agreement as of the date first set forth above.

BORROWER:

NEXXUS LIGHTING, INC., a Delaware corporation

By:
Print Name: Gary R. Langford Title: Chief Financial Officer

LENDER: